SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 5, 2006

Apollo Resources International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)   Effective April 3, 2006, the Board of Directors of Apollo Resources International, Inc., a Utah corporation (the “Company”) appointed Mr. Philip N. Smith, Jr. and Mr. George G. Lowrance to serve on the Board of Directors.

Philip N. Smith, Jr. has been an employee of Foamex International Inc. since January 2000, and has held various positions including Senior Vice President and General Counsel. Mr. Smith received a Bachelor of Science degree from the University of Maryland in 1964, and a law degree from George Washington University in 1967.

George G. Lowrance is a partner with the law firm of Chappell, Hill & Lowrance, L.L.P. since 1998. He has been a member of the Board of Trustees for Falcon Financial Realty Trust (a publicly traded company) since 2003. Previously, he has been Chairman of the Audi National Dealer Advisory Council and a member of the Board of Directors for the South Texas Livestock Exposition. He received a Bachelor of Science degree from the University of Texas (Austin) in 1965, and a law degree from the University of Texas School of Law in 1967.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date:	April 5, 2006	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer